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                      CERTIFICATE OF LIMITED PARTNERSHIP

                                      OF

                      CORNERSTONE PROPANE PARTNERS, L.P.

     The undersigned represents that it has formed a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act (the "Act") and that the undersigned has executed this Certificate in compliance with the requirements of the Act. The undersigned further states:

     1. The name of the limited partnership is Cornerstone Propane Partners, L.P. (the "Partnership").

     2. The address of the registered office of the Partnership in the State of Delaware and the name and address of the registered agent of the Partnership required to be maintained by Section 17-104 of the Act at such address are as follows:

         Name and Address
         Of Registered Agent                      Address of Registered Office
         -------------------                      ----------------------------
         The Corporation Trust Company            Corporation Trust Center
         Corporation Trust Center                 1209 Orange Street
         1209 Orange Street                       Wilmington, DE 19801
         Wilmington, DE 19801

     3.  The name and business address of the General Partner is as follows:

         General Partner                          Address
         ---------------                          -------
         Cornerstone Propane GP, Inc.             432 Westridge Drive
                                                  Watsonville, California 95076

     WHEREFORE, the undersigned has executed this Certificate as of 7th day of October, 1996.

                                         GENERAL PARTNER

                                         CORNERSTONE PROPANE GP, INC.

                                         By: /s/ Ronald J. Goedde
                                             -----------------------------
                                             Ronald J. Goedde
                                             Executive Vice President and Chief
                                             Financial Officer